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                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                      LANNETT COMPANY, INC AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                        THREE MONTHS ENDED DECEMBER 31
                                            2003              2003                      2002            2002
                                            -----------------------------------------------------------------------
                                            Net Income        Shares                    Net Income      Shares

Basic earnings per share factors            $3,832,547        20,050,145                $2,762,913      19,932,496

Effect of potentially dilutive
option plans and debentures:

Employee stock options                                           225,840                                   190,880
                                            -----------------------------------------------------------------------


Diluted earnings per share factors          $3,832,547        20,275,985                $2,762,913      20,123,376
                                            ==========        ==========                ==========      ==========


Basic earnings per share                    $     0.19                                  $     0.14

Diluted earnings per share                  $     0.19                                  $     0.14


Options to purchase 12,900 shares, 10,001 shares, 45,125 shares, 280,203 shares, 40,815 shares, 7,500 shares and 171,000 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share, $18.72 per share and $17.36 per share respectively, were outstanding at December 31, 2003. Of these options, 560,044 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 17,068 shares, 30,000 shares, 10,000 shares, 38,500 shares, and 200,170 shares, of common stock at $1.125 per share, $1.38 per share, $3.45 per share, $6.95 per share, $11.95 per share respectively, were outstanding at December 31, 2002. Of these options, 295,738 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.

NOTE: ALL SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT A 3 FOR 2 STOCK SPLIT, EFFECTIVE FEBRUARY 14, 2003.


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                      LANNETT COMPANY, INC AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                   SIX MONTHS ENDED DECEMBER 31
                                            2003              2003                      2002            2002
                                            --------------------------------------------------------------------------
                                            Net Income        Shares                    Net Income      Shares

Basic earnings per share factors            $7,256,932        20,045,113                $5,314,565      19,916,745

Effect of potentially dilutive
option plans and debentures:

Employee stock options                                           227,312                                   191,926
                                            --------------------------------------------------------------------------


Diluted earnings per share factors          $7,256,932        20,272,425                $5,314,565      20,108,671
                                            ==========        ==========                ==========      ==========


Basic earnings per share                    $     0.36                                     $  0.26

Diluted earnings per share                  $     0.36                                     $  0.26


Options to purchase 12,900 shares, 10,001 shares, 45,125 shares, 280,203 shares, 40,815 shares, 7,500 shares and 171,000 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share, $18.72 per share and $17.36 per share respectively, were outstanding at December 31, 2003. Of these options, 560,044 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 17,068 shares, 30,000 shares, 10,000 shares, 38,500 shares, and 200,170 shares, of common stock at $1.125 per share, $1.38 per share, $3.45 per share, $6.95 per share, $11.95 per share respectively, were outstanding at December 31, 2002. Of these options, 295,738 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.

NOTE: ALL SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT A 3 FOR 2 STOCK SPLIT, EFFECTIVE FEBRUARY 14, 2003.